                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                                     [LOGO]
                    -----------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet - Disclosure Supplement

Mortgage Pass-Through Certificates

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

January 24, 2007
                    -----------------------------------------

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this disclosure supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                    -----------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in your term sheet and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

     This free writing prospectus is not an offer to sell or solicitation of an offer to buy the securities referred to in your term sheet in any state where such offer, solicitation or sale is not permitted.


ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     The Underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this free writing prospectus if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                  INTRODUCTION

     As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of mortgage loans. This disclosure supplement may be used in connection with a transaction that includes one or more loan groups of adjustable-rate mortgage loans (each, a "Shifting Interest Loan Group") related to one or more groups or subgroups of senior certificates and one or more groups or subgroups of subordinate certificates (each, a "Shifting Interest Group") with a shifting interest payment structure (a "Shifting Interest Transaction"). In addition, the related transaction may include one or multiple loan groups of either fixed-rate or adjustable-rate mortgage loans (each, an "Overcollateralized Loan Group") related to one or more groups or subgroups of senior certificates and one or more groups or subgroups of subordinate certificates (each, an "Overcollateralized Group") that are overcollateralized (such structure, an "Overcollateralized Structure"). In addition, the related transaction may include multiple loan groups that are cross-collateralized (each, a "Crossed Loan Group," the related senior certificates, a "Crossed Group" and the structure, a "Cross-Collateralized Structure") or multiple loan groups that are not cross-collateralized (each, a "Stacked Loan Group," the related senior and subordinate certificates, a "Stacked Group" and the structure, a "Stacked Structure"). References in this disclosure supplement and/or the accompanying term sheet to a "Loan Group" includes the Mortgage Pool, a Shifting Interest Loan Group, an Overcollateralized Loan Group, a Crossed Loan Group and a Stacked Loan Group, as applicable to the related transaction. The term "Group" in this disclosure supplement and/or the accompanying term sheet refers to a Shifting Interest Group, an Overcollateralized Group, a Crossed Group and a Stacked Group, as applicable to the related transaction.

           ----------------------------------------------------------

                                TABLE OF CONTENTS

DISCLAIMER.....................................................................2
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS DISCLOSURE SUPPLEMENT AND
   THE PROSPECTUS..............................................................7
RISK FACTORS...................................................................8
   Mortgage Loans Paying Interest Only During the Related Interest Only Period
      May Have a Higher Risk of Delinquency, Default or Rates of Prepayment....8
   Inclusion of Mortgage Loans that Have Been Delinquent in the Past May
      Increase Risk of Loss....................................................8
   The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on
      the Offered Certificates.................................................8
   Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your
      Yield 10 Alternative Underwriting Standards May Increase Risk of Loss...10 The Rate of Default on Mortgage Loans that Are Secured by Investor Properties
      May be Higher than on Other Mortgage Loans..............................11
   Credit Scores May Not Accurately Predict the Likelihood of Default.........11
   Decrement and Sensitivity Tables Are Based Upon Assumptions and Models.....11
   There Is a Risk that Interest Payments on the Mortgage Loans May Be
      Insufficient to Pay Interest on Your Certificates.......................12
   Subordination of Super Senior Support and Subordinate Certificates Increases
      Risk of Loss............................................................12
   Subordinate Certificates Provide Subordination for the Senior Certificates of
      the Related Group of Certificates.......................................13
   The Timing of Changes in the Rate of Prepayments May Significantly Affect the
      Actual Yield to You, Even If the Average Rate of Principal Prepayments is
      Consistent with Your Expectations.......................................13
   Yield Maintenance Agreements are Subject to Counterparty Risk..............13
   Variable Rate of Interest on Offered Certificates Will Affect Your Yield...13
   Adjustable Rate Mortgage Loan Borrowers May Be More Likely to Prepay.......14
   Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the
      Actual Interest Due, Even if the Index Remains Constant, Thereby Increasing the Likelihood of Negative Amortization During the Early Years
      of Option ARM Mortgage Loans............................................14
   Negative Amortization May Increase Losses Applied to Your Certificates.....14
   Allocations of Net Negative Amortization May Affect Your Yield.............15
   Limited Source of Payments - No Recourse to Depositor, Sponsor, Master
      Servicer, Servicers, Securities Administrator or Trustee................15
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
      Investment..............................................................15
   Rights of Beneficial Owners May Be Limited by Book-Entry System............16
   Recording of the Mortgages in the Name of MERS May Affect the Yield on the
   Certificates...............................................................16
   An Originator May Not Be Able to Repurchase Defective Mortgage Loans.......16
   Tax Consequences of Residual Certificate...................................17
   United States Military Operations May Increase Risk of Relief Act
      Shortfalls..............................................................17
   Payments May Be Partially Dependant on an Interest Rate Swap Agreement and
      May Be Made to a Swap Provider Prior to Certificateholders..............17
   There is a Risk that Interest Payments on the Mortgage Loans May Be
      Insufficient to Maintain Overcollateralization..........................18
   The Rights of any NIMS Insurer Could Adversely Affect Offered Certificates.19 There is a Risk that Interest Payments on the Mortgage Loans May be
      Insufficient to Maintain Overcollateralization..........................19
   Effect of Mortgage Interest Rates and Other Factors on the Pass-Through Rates
      of the Offered Certificates.............................................20
   Credit Enhancement for Senior Certificates May Increase the Risk of Loss for
      Mezzanine and Subordinate Certificates..................................20
THE MORTGAGE POOL.............................................................22
MORTGAGE LOAN UNDERWRITING STANDARDS..........................................24
THE ORIGINATORS...............................................................25
THE SPONSOR...................................................................25
STATIC POOL INFORMATION.......................................................25
THE DEPOSITOR.................................................................25
THE ISSUING ENTITY............................................................25
SERVICING OF MORTGAGE LOANS...................................................26
   The Servicers..............................................................26
   The Master Servicer and Securities Administrator...........................26

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS..............26
   Assignment of Mortgage Loans...............................................27
   Repurchases of Mortgage Loans..............................................27
   Payments on Mortgage Loans; Accounts.......................................29
   Compensating Interest......................................................29
   Advances...................................................................30
   Optional Termination.......................................................31
   The Trustee................................................................31
   Compensation and Payment of Expenses of the Transaction Parties............31
   Voting Rights..............................................................32
DESCRIPTION OF CERTIFICATES...................................................33
   Denominations and Form.....................................................33
   Distributions--General.....................................................33
   Distributions on the Shifting Interest Certificates........................33
   Distributions on the Overcollateralized Certificates.......................43
   The Yield Maintenance Agreement............................................45
   The Reserve Fund...........................................................46
   Interest Rate Swap Agreement and the Swap Account..........................47
   The Supplemental Interest Trust Trustee....................................49
   Restrictions on Transfer of the Residual Certificate.......................49
PREPAYMENT AND YIELD CONSIDERATIONS...........................................52
   Assumptions Relating to Tables.............................................55
   Weighted Average Lives of the Offered Certificates.........................55
   Yield on the Residual Certificate..........................................56
   Yield on the Subordinate Certificates......................................57
   Yield Considerations with Respect to the Offered Subordinate Certificates..57
CREDIT SUPPORT................................................................57
USE OF PROCEEDS...............................................................58
FEDERAL INCOME TAX CONSEQUENCES...............................................58
   Regular Interests..........................................................58
   Taxation of the Notional Principal Contract Arrangements...................59
   Residual Certificate.......................................................61
   Backup Withholding and Reporting Requirements..............................61
STATE TAXES...................................................................62
ERISA CONSIDERATIONS..........................................................62
REPORTS TO CERTIFICATEHOLDERS.................................................63
LEGAL MATTERS.................................................................63
INDEX OF DEFINED TERMS........................................................64

Appendix A:  Transaction Parties Appendix....................................A-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS DISCLOSURE SUPPLEMENT AND THE PROSPECTUS

     The offered certificates are described in several separate documents that progressively provide more detail: (i) the accompanying prospectus (the "Prospectus"), which provides general information, some of which may not apply to a particular series of certificates such as your certificates; (ii) this disclosure supplement (the "Disclosure Supplement"), which incorporates and includes the transaction parties appendix (the "Appendix") and (iii) the term sheet (together with any structural summaries and related disclosure materials relating to one or more classes of offered certificates, the "Term Sheet"), which generally describes the principal terms of the offered certificates and also describes the specific terms of one or more classes of offered certificates, including decrement and yield tables related to such class or classes of offered certificates and the related collateral annex (the "Collateral Annex").

     Information regarding certain entities that are not affiliates of the Depositor has been provided in the Appendix. The information contained in the Appendix was prepared solely by the party described in the related section in the Appendix without any input from the Depositor.

     Cross-references are included in this Disclosure Supplement and the Prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this Disclosure Supplement and the "Table of Contents" in the Prospectus provide the locations of these captions.

     The  "Index  to  Defined  Terms"  beginning  on page 64 of this  Disclosure
Supplement and the "Index of Defined Terms" beginning on page 126 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Disclosure Supplement and that do not have obvious meanings are defined in the Prospectus.

     Banc of America Funding Corporation's principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.

                              ---------------------

     This Disclosure Supplement, the Term Sheet and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this Disclosure Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this Disclosure Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                  RISK FACTORS

o The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

o    The offered certificates are not suitable investments for all investors.

o The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

o You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

     Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have an initial interest only period after the date of origination. During these interest only periods, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of such a mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on each of these mortgage loans will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related certificates.

     Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Inclusion of Mortgage Loans that Have Been Delinquent in the Past May Increase Risk of Loss

     Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates, may have been 30 days delinquent more than once during the previous twelve months. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

     Because principal prepayments on the mortgage loans may be distributed currently on the senior certificates and, depending on the applicable structure, the subordinate certificates, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

     The rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans;

o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

o    liquidations of the properties that secure defaulted mortgage loans;

o repurchases of mortgage loans by the Depositor, the Sponsor or an Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

o the exercise of due-on-sale clauses by each Servicer in connection with transfers of mortgaged properties;

o the optional repurchase of all the mortgage loans to effect a termination of the trust under certain circumstances as described in your term sheet; and

o    general and targeted solicitations for refinancing by mortgage originators.

     The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

o If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

     Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     If you are purchasing offered certificates at a discount, and specifically if you are purchasing a Principal-Only Certificate, you should consider the risk that if principal payments on the related mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of risks associated with the purchase of Principal-Only Certificates.

     If you are purchasing offered certificates at a premium, or are purchasing an Interest-Only Certificate (none of which will have a class balance), you should consider the risk that if principal payments on the related mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Interest-Only Certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of risks associated with the purchase of Interest-Only Certificates.

     If you are purchasing Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR or other applicable index may result in a lower actual yield than you expected or a negative yield. If these Inverse

Floating Rate Certificates are also Interest-Only Certificates, the yield on the Inverse Floating Rate Certificates will also be highly sensitive to the rate of principal payment on the Mortgage Loans. In particular, you should consider the risk that high constant rates of LIBOR (or other applicable index) or high constant prepayment rates on the Mortgage Loans may result in the failure to recover your initial investment. See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of the risks associated with the purchase of Inverse Floating Rate Certificates.

     In an Overcollateralized Structure, certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have, as of the cut-off date, an aggregate principal balance in excess of the aggregate class balance of the related offered certificates, resulting in overcollateralization. If you are purchasing such offered certificates, you should consider the risk that if the level of overcollateralization falls below the targeted overcollateralization amount, excess interest from the related mortgage loans (if any) will be paid to such offered certificates as principal. This will have the effect of reducing the aggregate class balance of such offered certificates faster than the aggregate principal balance of the related mortgage loans until the required level of overcollateralization is reached.

     Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may require the mortgagor to pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. The rate of prepayments on the mortgage loans may be affected by such prepayment premiums. These premiums may discourage a mortgagor from prepaying its mortgage loan during the applicable period.

     The yield to maturity on the subordinate classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing of those losses), to the extent such losses are not covered by a class of subordinate certificates with a lower payment priority, overcollateralization, excess interest or some other form of credit support specified in the related term sheet. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

     See "Prepayment and Yield Considerations" in this disclosure supplement.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

     Delinquencies on the mortgage loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates and the subordinate certificates. Each Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances (to the extent not covered by any applicable credit support) will be borne first by the subordinate certificates (beginning with the certificate with the lowest payment priority) of the related group and then by the senior certificates of such group.

     Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinate certificates of the related group, as described in the term sheet related to the offered certificates. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans in the related loan group.

Alternative Underwriting Standards May Increase Risk of Loss

     Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the transaction parties appendix to this disclosure supplement, may have been originated using an Originator's alternative underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by that Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using that Originator's general underwriting standards.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

     Certain of the mortgage loans, as indicated in the collateral annex to the term sheet related to the offered certificates, may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Credit Scores May Not Accurately Predict the Likelihood of Default

     Each Originator generally uses credit scores as part of its underwriting process. The tables in the collateral annex to the term sheet related to the offered certificates show credit scores for the mortgagors obtained at the time of origination of their mortgage loans or later. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Originators, the Depositor or the Sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

     The decrement tables and the sensitivity tables that you may receive in the term sheet related to the offered certificates have been prepared on the basis of the modeling assumptions described in your term sheet. There will likely be discrepancies between the characteristics of the actual mortgage loans included in a loan group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance of a related class of offered certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

     The models used in the term sheet related to the offered certificates for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of PSA, CPR or PPC or any other applicable prepayment model and the loss severity percentages are for illustrative purposes only. For a description of PSA, CPR and PPC, see "Prepayment and Yield Considerations" in this disclosure supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans may not correspond to any of the assumptions made in this disclosure supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the decrement tables and the sensitivity tables that you may receive in the term sheet related to the offered certificates.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

     When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next distribution date. Servicers are generally required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the mortgage loans, but in each case only up to the amount of compensating interest for such distribution date as described herein under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest." To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest, they will be allocated pro rata to the classes of interest-bearing certificates and components as described herein under
"Description of the Certificates--Interest" or, in the case of an Overcollateralized Structure, to the most subordinate class of certificates to the extent the applicable credit enhancements are insufficient. See "Description of Certificates" in this disclosure supplement.

Subordination of Super Senior Support and Subordinate Certificates Increases Risk of Loss

     If you purchase subordinate certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable mortgage loans than are holders of the senior certificates of the related groups.

o The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates of the related group and each class of subordinate certificates with a lower numerical designation. For example, a subordinate class designated with final suffix of "2" will not receive principal or interest on a distribution date until the senior certificates of the related group and the subordinate class designated with final suffix of "1" have received the amounts to which they are entitled on that distribution date.

o Losses that are realized on the mortgage loans in a loan group will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

     If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, a percentage of losses (which percentage described in the term sheet related to the offered certificates and referred to therein as the "Non-PO Percentage") that are realized on the mortgage loans in the loan group related to your subordinate certificates will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

     If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, each related PO Component or class of ratio strip Principal-Only Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on those subordinate certificates in reverse order of their numerical class designations.

     If your certificates are a class of Super Senior Support Certificates, you should consider the risk that after the related subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in the related loan group that is allocated to the related class of Super Senior Certificates will be borne by your class of Super Senior Support Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding.

Subordinate Certificates Provide Subordination for the Senior Certificates of the Related Group of Certificates

     Because the subordinate certificates provide credit support for the senior certificates of the related group or, in the case of a Crossed Structure, for several groups of senior certificates, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in the related loan group or loan groups. Therefore, in a Crossed Structure, realized losses on the mortgage loans in any of the Crossed Groups will reduce the subordination provided by the related subordinate certificates to all of the related senior certificates and increase the likelihood that realized losses may be allocated to those senior certificates.

     In addition, under certain circumstances principal otherwise payable to the subordinate certificates of a Crossed Group may, if described in the term sheet related to the offered certificates, be paid to the senior certificates related to those subordinate certificates, as described under "Description of the Certificates--Cross-Collateralization" in this disclosure supplement.

The Timing of Changes in the Rate of Prepayments May Significantly Affect the Actual Yield to You, Even If the Average Rate of Principal Prepayments is Consistent with Your Expectations

     In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Yield Maintenance Agreements are Subject to Counterparty Risk

     If described in the term sheet related to the offered certificates, the trustee or securities administrator on behalf of the Issuing Entity will enter into a yield maintenance agreement with a counterparty (to be described in the term sheet related to the offered certificates), for the benefit of one or more classes of certificates identified in the term sheet related to the offered certificates. Each such yield maintenance agreement will require the counterparty to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Yield Maintenance Agreement" the one or more classes of offered certificates. To the extent that payments on the any class of certificates depend in part on payments to be received by the trustee or securities administrator under a yield maintenance agreement, the ability of the trustee or securities administrator to make such payments on such certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

Variable Rate of Interest on Offered Certificates Will Affect Your Yield

     If your certificates accrue interest at a variable rate of interest and if the mortgage interest rates on the mortgage loans related thereto bear interest at a fixed interest rate only for an initial period from its date of origination, then you should consider that after the applicable fixed-rate period, the mortgage interest rate on those mortgage loans will adjust periodically (as set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates), based upon on or more indices described in the term sheet related to the offered certificate, to equal the sum of applicable index and a gross margin. Mortgage interest rate adjustments, if set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate, if set forth in the term sheet related to the offered certificates and as described in the related collateral annex, may be subject to an overall rate ceiling and rate floor. The pass through rate on each certificate that accrues interest at a variable rate of interest may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates.

Adjustable Rate Mortgage Loan Borrowers May Be More Likely to Prepay

     The mortgage loans may consist of adjustable-rate mortgage loans and/or hybrid mortgage loans, which are mortgage loans that bear interest for an initial period at a fixed rate of interest and thereafter bear interest at a rate that periodically resets based upon one or more indices. If the mortgage loans in a loan group are hybrid mortgage loans, mortgage interest rates on those mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Further, because the pass through rates on the certificates related to these mortgage loans generally will be based on the weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then current pass through rates on the certificates will affect the pass through rates for these certificates for future periods and the yields on these certificates.

Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest Due, Even if the Index Remains Constant, Thereby Increasing the
Likelihood of Negative Amortization During the Early Years of Option ARM Mortgage Loans

     The mortgage loans may include Option ARM Mortgage Loans, to the extent described in the term sheet related to the offered certificates and as set forth in the collateral annex to the term sheet related to the offered certificates. The minimum monthly payment for the initial period (as described in the term sheet related to the offered certificates and as set forth in collateral annex to the term sheet related to the offered certificates) following origination of those mortgage loans reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the related initial period. At the end of the initial period the mortgagor may choose to make payments based upon one of several payment options, including in the amount of the initial minimum monthly payment. Therefore, even if the index does not increase, the minimum monthly payment may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the index and the margin.

     If the mortgagor chooses to pay the minimum monthly payment rather than the other higher payment options, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even if the minimum monthly payment increases, this adjustment may not be enough to raise the minimum monthly payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the index and the margin in effect during the following year. If the new minimum monthly payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay the minimum monthly payment.

     Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may continue to cause the minimum monthly payment to be less than the monthly interest due on the mortgage loan until such date when the minimum monthly payment will be reset to a fully-amortizing payment regardless of any limit.

Negative Amortization May Increase Losses Applied to Your Certificates

     The mortgage loans may include Option ARM Mortgage Loans and/or Graduated Pay Mortgage Loans. In certain cases, payments by mortgagors on Option ARM Mortgage Loans may result in negative amortization (see, "Risk Factors--Minimum

Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest Due, Even if the Index Remains Constant, Thereby Increasing the
Likelihood  of  Negative  Amortization  During  the Early  Years of  Option  ARM
Mortgage Loans" in this disclosure supplement). In addition, Graduated Pay mortgage loans result in negative amortization (see "The Trust Estates--The Mortgage Loans" in the prospectus). When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on such a mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Certificateholders will bear these losses as described in the term sheet related to the offered certificates.

Allocations of Net Negative Amortization May Affect Your Yield

     The amount of negative amortization, if any, with respect to the mortgage loans in a loan group for a given month will reduce the amount of interest collected on the mortgage loans in that loan group and available to be distributed as interest in the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the related mortgage loans to interest distributions on those certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a loan group over the prepayments received on the mortgage loans in that group, or net negative amortization, will be deducted from the interest payable to the related certificates as described in the term sheet related to the offered certificates. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net negative amortization will be added to the class balance of any class of certificates will have the effect of increasing the applicable investors' exposure to realized losses on the related mortgage loans. In addition, because the allocation of principal prepayments between the senior certificates and the related subordinate certificates may be determined based on the relationship between the aggregate class balance of the senior certificates and the aggregate class balance of the subordinate certificates, this method of allocating net negative amortization may affect the rate and timing of distributions of principal prepayments among the classes of certificates. See the term sheet related to the offered certificates.

Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer, Servicers, Securities Administrator or Trustee

     Proceeds of the mortgage loans will be the primary source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations and the Master Servicer with respect to its master servicing obligations.

     Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Master Servicer, any of the Originators, any of the Servicers, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the Depositor, the Sponsor, the Master Servicer, any of the Originators, any of the Servicers, the Securities Administrator, the Trustee or any of their affiliates.

Residential   Real  Estate  Values  May  Fluctuate  and  Adversely  Affect  Your
Investment

     There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the collateral annex to the term sheet related to the offered certificates might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Rights of Beneficial Owners May Be Limited by Book-Entry System

     Transactions in Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

o your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

o under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee or securities administrator to DTC, and not directly to you.

     For a more detailed discussion of Book-Entry Certificates, see "Description of Certificates" in this disclosure supplement.

Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

     The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Issuing Entity and will reduce the amount available to make distributions on the related certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

An Originator May Not Be Able to Repurchase Defective Mortgage Loans

     Each of the Originators have made or will make various representations and warranties related to the mortgage loans.

     If an Originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then that Originator would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that an Originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of an Originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Tax Consequences of Residual Certificate

o The Residual Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

o The holder of the Residual Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Residual Certificate other than the distribution of its class balance and interest on that balance.

o Treasury regulations require a seller of the Residual Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

o Due to its tax consequences, the Residual Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Residual Certificate may not be acquired by Plans.

     See "Description of Certificates--Restrictions on Transfer of the Residual Certificate," "Prepayment and Yield Considerations--Yield on the Residual
Certificate," "ERISA Considerations" and "Federal Income Tax Consequences" in this disclosure supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all classes of interest-bearing Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this disclosure supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

     Risks Specific to Overcollateralized Structures

Payments May Be Partially Dependant on an Interest Rate Swap Agreement and May Be Made to a Swap Provider Prior to Certificateholders

     If described in the term sheet related to the offered certificates, a supplemental interest trust trustee will enter into an interest rate swap on behalf of the issuing entity with a swap provider. Any amounts received by the supplemental interest trust trustee from the swap provider under the interest rate swap agreement will be applied as described in the related term sheet to pay certain amounts, including, to the extent specified therein, interest shortfalls and cap carryover amounts, to maintain overcollateralization and to pay realized loss amortization amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed by the supplemental interest trust for the benefit of the swap provider on such distribution date. No assurance can be made that any amounts will be received by the supplemental interest trust trustee under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, cap carryover amounts and realized loss amortization amounts. Any net swap payment payable to the supplemental interest trust for the benefit of the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an Overcollateralized Group, and may reduce the pass-through rates of the offered certificates in an Overcollateralized Group. If the rate of prepayments on the Mortgage Loans in an

Overcollateralized Loan Group is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans in an Overcollateralized Loan Group, thereby increasing the relative proportion of interest collections on the Mortgage Loans in an Overcollateralized Loan Group that must be applied to make net swap payments to the supplemental interest trust for the benefit of the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates in an Overcollateralized Group. In addition, any termination payment payable by the supplemental interest trust trustee to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an Overcollateralized Group.

     Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that a swap termination payment to the swap provider is required, that payment will be paid to the supplemental interest trust and then to the swap account for payment to the swap provider on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to holders of the offered certificates in an Overcollateralized Group. This feature may result in losses on the offered certificates in an Overcollateralized Group. Due to the priority of the applications of the available funds, the senior most subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates in an Overcollateralized Group and one or more classes of the subordinate certificates may suffer a loss as a result of such payment.

     To the extent that distributions on the senior most subordinate certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement from the swap provider, the ability of the supplemental interest trust trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement. In addition, no assurance can be made that in the event of an early termination of the interest rate swap agreement, the depositor will be able to obtain a replacement interest rate swap agreement.

There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

     With respect to an Overcollateralized Structure, because the weighted average of the mortgage interest rates on the mortgage loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans are expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the Issuing Entity allocable to the related offered certificates. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on such mortgage loans. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that such mortgage loans will generate:

     o When such a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time such a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on such mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of related offered certificates.

The Rights of any NIMS Insurer Could Adversely Affect Offered Certificates

     On or after the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement that could adversely affect holders of the offered certificates. Pursuant to the pooling and servicing agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without their consent, and the holders of the Offered Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS Insurer under the pooling and servicing agreement may include, but are not limited to, the following:

o the right to control the voting rights of the certificates in directing the trustee to terminate the rights and obligations of a servicer under the pooling and servicing agreement upon a default by such servicer;

o the right to control the voting rights of the certificates in directing the removal of the trustee, securities administrator, any co-trustee or the custodian pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder; and

o the right to control the voting rights of the certain of the certificates in directing the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

     In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer's consent will be required before, among other things, any amendment to the pooling and servicing agreement affecting the certificates.

     Investors in the offered certificates should note that:

o any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

o    the rights granted to the NIMS Insurer are extensive;

o the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurer's rights; and

o the NIMS Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

There is a Risk that Interest Payments on the Mortgage Loans May be Insufficient to Maintain Overcollateralization

     Because the weighted average of the mortgage interest rates on the mortgage loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans will be expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the Issuing Entity. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans in the Overcollateralized Loan Group. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans in an Overcollateralized Loan Group will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the offered certificates.

o The pass-through rates of the offered certificates may be based on an index while the mortgage loans may have mortgage interest rates that are adjustable based on a different index. As a result, the pass-through rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Effect of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

     The yields to maturity on the offered certificates in an Overcollateralized Group may be affected by the resetting of the mortgage interest rates on the mortgage loans in the related Overcollateralized Loan Group on their related adjustment dates due to the factors set forth below. The mortgage interest rates on such mortgage loans may be based on varying indices, may not adjust for significant periods after the dates of their origination, and thereafter adjust less frequently than the related offered certificates, while the pass-through rates on the offered certificates may be based on a different index, may be subject to caps and generally will be adjusted monthly. This mismatch of indices and adjustment frequency may cause the pass-through rates on the offered certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on the offered certificates, and could result in the limitation of the pass-through rates on some or all of the offered certificates by an applicable rate cap and could therefore adversely affect the yield to maturity on such offered certificates. Caps on offered certificates generally will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the related Overcollateralized Loan Group with relatively low mortgage interest rates, which will increase the likelihood that the caps will apply to limit the pass-through rates on one or more classes of the offered certificates.

     If the pass-through rate on any class of offered certificates is limited by a cap based on the mortgage interest rates of the related mortgage loans for any distribution date, the resulting cap carryover amounts may be recovered by the holders of the affected class or classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the Issuing Entity. These cap carryover amounts may also be covered by amounts payable under a yield maintenance agreement or an interest rate swap.

Credit Enhancement for Senior Certificates May Increase the Risk of Loss for Mezzanine and Subordinate Certificates

     The protections afforded the senior certificates in an Overcollateralized Structure create risks for the mezzanine and subordinate certificates. Prior to any purchase of any mezzanine or subordinate certificates, consider the following factors that may adversely impact your yield:

     Because the mezzanine and subordinate certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the mezzanine and subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     If a servicer determines not to advance a delinquent payment on a mortgage loan in an Overcollateralized Loan Group because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which may impact the mezzanine and subordinate certificates.

     The portion of the shortfalls in the amount of interest collections on mortgage loans in an Overcollateralized Loan Group that are attributable to prepayments in full or partial prepayments and are not covered by a servicer may result in a shortfall in distributions on the certificates, which will impact the mezzanine and subordinate certificates.

     The mezzanine and subordinate certificates are not expected to receive principal distributions until, at the earliest, three years from the applicable closing date (unless the senior certificates are reduced to zero prior to such date).

     Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the offered certificates of an Overcollateralized Group. If there is no overcollateralization, losses will be allocated to the subordinate certificates in reverse order of payment priority and then to the mezzanine certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to a mezzanine or subordinate certificate (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the certificate. The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

                                THE MORTGAGE POOL

     The following descriptions of, and the information provided in the Collateral Annex regarding the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the closing date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted for them. Unless the context requires otherwise, references in the Collateral Annex to percentages of the Mortgage Loans in each Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

     The Issuing Entity will consist primarily of a pool (the "Mortgage Pool") of fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The Mortgage Loans may be divided into Loan Groups. The Mortgage Loans will be either adjustable-rate mortgage loans ("Adjustable-Rate Mortgage Loans") or fixed-rated mortgage loans ("Fixed-Rate Mortgage Loans") as specified in the Term Sheet. The Mortgage Loans may be divided into Loan Groups. The Mortgage Loans in each Loan Group have the characteristics set forth in the tables in the Collateral Annex.

     The Mortgage Pool consists of Mortgage Loans either originated by the Sponsor or purchased by the Sponsor from other Originators and either (i) originated by the Originators or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

     The Mortgage Loans will be sold by the Sponsor to the Depositor on the closing date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "Mortgage Loan Purchase Agreement"). See "The Pooling and Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans" in this Disclosure Supplement.

     Certain of the Mortgage Loans may have been originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See "Risk Factors--Alternative Underwriting Standards May Increase Risk of Loss," and the underwriting standards described in the Appendix.

     The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each Fixed-Rate Mortgage bears interest at a fixed rate for the life of such Fixed-Rate Mortgage Loan. Each Adjustable-Rate Mortgage Loan bears interest initially at a fixed rate and then at a variable rate of interest, based upon the related Index.

     The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's originated and acquired portfolio of first lien, closed-end mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the desired credit support percentages.

     As of the Cut-off Date, certain of the Mortgage Loans may be covered by existing primary mortgage insurance policies (each, a "PMI Policy"). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement.

     The "Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at the time of origination of the Mortgage Loan or the purchase price; provided, however, that in the case of a refinanced Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" tables in the Collateral Annex. Subject to minor exceptions permitted in the discretion of the Originator of the Mortgage Loan, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

     The Originators may have used Credit Scores as part of their origination processes. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in the Collateral Annex were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

     Each mortgage note for an Adjustable-Rate Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth in the Term Sheet and adjusts annually, semi-annually or monthly thereafter (each, an "Adjustment Date"). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

     On each Adjustment Date, the mortgage interest rate of each Adjustable-Rate Mortgage Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "Gross Margin"), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "Periodic Cap"). The range of the Periodic Caps for the Adjustable-Rate Mortgage Loans with Periodic Caps are described in your Term Sheet. In addition, adjustments to the interest rate for each Adjustable-Rate Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "Rate Ceiling") and a lifetime minimum mortgage interest rate (a "Rate Floor"), which may be the related Gross Margin. On the first due date following each Adjustment Date for each Adjustable-Rate Mortgage Loan, the monthly payment for the Adjustable-Rate Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Adjustable-Rate Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. See the tables in Collateral Annex for certain statistical information on Rate Ceilings applicable to the Adjustable-Rate Mortgage Loans in each Loan Group.

     The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("One-Year LIBOR"). In the event One-Year LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for six-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("Six-Month LIBOR"). In the event Six-Month LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("One-Month LIBOR"). In the event One-Month LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     The index for certain of the Adjustable-Rate Mortgage Loans may be an annual average of the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in Fannie Mae and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("LAMA"). In the event LAMA is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     The index for certain of the Adjustable-Rate Mortgage Loans may be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) ("One-Year CMT" and together with One-Year LIBOR, Six-Month LIBOR, One-Month LIBOR and LAMA, an "Index") and most recently available as of the date 45 days before the applicable Adjustment Date. In the event One-Year CMT is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     The index for certain of the Adjustable-Rate Mortgage Loans may not be One-Year LIBOR, Six-Month LIBOR, One-Month LIBOR, LAMA or One-Year CMT. In such case, the relevant index will be described in your Term Sheet.

     The tables in Collateral Annex set forth certain statistical information with respect to the Mortgage Loans in each of the Loan Groups. Due to rounding, the percentages shown may not total 100.00%.

                      MORTGAGE LOAN UNDERWRITING STANDARDS

     The Depositor will purchase the Mortgage Loans from Bank of America, as Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with the underwriting standards described in the Appendix.

                                 THE ORIGINATORS

     The  Mortgage  Loans  will  be  originated  by  certain   originators  (the
"Originators") as described in the Appendix. Additionally, information regarding the origination practices of certain Originators is described in the Appendix.

                                   THE SPONSOR

     The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

     See "The Sponsor," "Mortgage Purchase Program," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding certain of the Originators' prior residential mortgage loan securitizations or prior loan originations is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of the mortgage loan securitizations or Originator portfolios identified on this website is unique, and the characteristics of each securitized mortgage loan pool or Originator portfolio varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations or Originator portfolios described above may have been influenced by factors beyond the Sponsor's or Originator's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or Originator portfolios is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering. The Originator information referred to above was prepared solely by the applicable Originator.

     The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this Disclosure Supplement, the accompanying Prospectus or the Depositor's registration statement.

     The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

     The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

     See "The Depositor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the Prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

     The issuing entity will be a New York common law trust (the "Issuing Entity"), formed on the closing date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described in the Prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

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

     The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement and the Servicing Agreements" in this Disclosure Supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an Event of Default, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

     The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and "--Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the Prospectus.

                           SERVICING OF MORTGAGE LOANS

The Servicers

     The Mortgage Loans will be serviced by one or more servicers (the "Servicers") as described in the Appendix. Additionally, information regarding the servicing practices of certain Servicers is described in the Appendix.

     The Servicers may perform any of their obligations under the Servicing Agreements (as defined in the Appendix) through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

The Master Servicer and Securities Administrator

     In the event that there is more than one Servicer of the Mortgage Loans, the Mortgage Loans may be master serviced by a master servicer (the "Master Servicer") in accordance with the terms of the related Pooling and Servicing Agreement. The Master Servicer will be required to monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (so long as such Servicer is not the same legal entity or an affiliate of the Master Servicer) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by a Servicer that is the same legal entity or an affiliate of the Master Servicer, the Trustee will be required to enforce any remedies against that Servicer and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

     To the extent your Term Sheet identifies a Master Servicer or securities administrator (the "Securities Administrator"), certain information regarding such parties is described in the Appendix. If no Securities Administrator is so identified, references in this Disclosure Supplement to the Securities Administrator should be understood to include the Servicer, the Master Servicer and/or the Trustee.

        THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The certificates (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated the closing date, among the Depositor, the Master Servicer or a Servicer, the Securities Administrator and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the Prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the closing date.

Assignment of Mortgage Loans

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

o the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

o the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to the Depositor);

o except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording);

o if applicable, any riders or modifications to such Mortgage Note and Mortgage;

          provided, however, that if Wells Fargo Bank, N.A. is a Servicer, it will retain possession of certain items in the Mortgage File, including but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans serviced by it.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Securities Administrator and the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor and except with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the Trustee will promptly review each Mortgage File after the closing date (or promptly after the Trustee's or custodian's receipt of any document permitted to be delivered after the closing date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

     The Sponsor acquired the Mortgage Loans not originated by it from the Originators either on a servicing-retained basis pursuant to the related Servicing Agreements or on a servicing-released basis pursuant to correspondent purchase agreements. Under the Servicing Agreements, the Originators with respect to the Mortgage Loans purchased by the Sponsor on a servicing-retained basis made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the

Sponsor. The representations and warranties with respect to the Mortgage Loans purchased by the Sponsor from the Originators on a servicing-retained basis will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. Also, under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans serviced by it under the Bank of America Servicing Agreement, which includes the Mortgage Loans originated by the Sponsor and the Mortgage Loans purchased by the Sponsor from the Originators on a servicing-released basis. The representations and warranties made by the Sponsor under the Mortgage Loan Purchase Agreement will be assigned by it to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator or the Sponsor with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator or the Sponsor, as applicable, will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, that Originator or the Sponsor, as applicable, will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or (ii) substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

     Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the closing date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing Agreement as described above, the Sponsor will be required to either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the closing date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "Deleted Mortgage Loan." In the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

     An "Eligible Substitute Mortgage Loan" generally will:

o have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount");

o have a Net Mortgage Rate not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;

o    be of the same type as the Deleted Mortgage Loan;

o    have a  Loan-to-Value  Ratio not higher than that of the  Deleted  Mortgage
     Loan;

o    have a Credit Score not less than that of the Deleted Mortgage Loan;

o    have a credit grade not lower in quality than that of the Deleted  Mortgage
     Loan;

o    have the same lien priority as the Deleted Mortgage Loan;

o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

o comply with all of the applicable representations and warranties in the Servicing Agreements, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement as of the date of substitution.

     To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of an Originator under the applicable Servicing Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of that Originator under the applicable Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Payments on Mortgage Loans; Accounts

     Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "Servicer Custodial Account"). With respect to each Servicer, funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month or other date specified in the applicable Term Sheet (or if such day is not a business day, the preceding business day) (the "Remittance Date"), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer, if any, for deposit in an account established by the Master Servicer on or prior to the closing date (the "Master Servicer Custodial
Account"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date. If there is no Master Servicer, funds will be remitted directly to the Securities Administrator or Trustee.

     Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator or Trustee on or prior to the closing date (the "Certificate Account"). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

     When a mortgagor prepays a Mortgage Loan in full between due dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a partial prepayment is made on a Mortgage Loan together with the scheduled monthly payment for a month on or after the related due date, the Stated Principal Balance of the Mortgage Loan is reduced by the amount of the partial prepayment as of that due date, but the principal is not distributed to the related certificateholders until the related Distribution Date. To the extent the

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

related Distribution Date is in the next month, one month of interest shortfall accrues on the amount of such partial prepayment.

     To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

     Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount (such amount, "Compensating Interest") as described in the Term Sheet.

     With respect to any Mortgage Loan as to which a principal prepayment was received during the prior calendar month, a "Prepayment Interest Shortfall" for any Distribution Date is equal to the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of such prepayment on such Mortgage Loan over (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment.

     To the extent a Servicing Agreement permits a Servicer to pass through principal prepayments received during a portion of the calendar month in which the related Distribution Date occurs (in addition to a portion of the prior calendar month), such Servicer will be entitled to retain any payments of interest received on the amount of such principal prepayments received during the portion of the calendar month in which the related Distribution Date occurs.

     Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See "Description of Certificates" in this Disclosure Supplement.

Advances

     Subject to the following limitations, each Servicer is required pursuant to the related Servicing Agreement to advance (any such advance, an "Advance") prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount (or any Interest Remittance Amount or Principal Remittance Amount, in the case of an Overcollateralized Loan Group) for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO Property" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "Determination Date" generally will be the 16th day of the month in which such Distribution Date occurs (or if such day is not a business day, the immediately preceding business day) or such other date specified in the related Term Sheet.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. In the event a Servicer fails to make an Advance as required under the related Servicing Agreement, such failure will constitute an event of default under such agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

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

Optional Termination

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. Additional provisions relating to optional termination that will apply in relation to the Mortgage Loans are set forth in the Term Sheet.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of Certificates--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

     In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Trustee

     Certain information regarding the Trustee under the Pooling and Servicing Agreement will be described in the Appendix.

     The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by that Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement and the Servicing Agreements" in this Disclosure Supplement.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     The Trustee may hold the Mortgage Files held by it in one of its custodial vaults or through one or more custodians, as described in the Appendix.

     Each such custodian and the Trustee, in its capacity as custodian, will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

     See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

     The Term Sheet you will receive relating to the Offered Certificates will provide information regarding the compensation and payment of expenses to the

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transaction  parties,  including the  applicable  Servicing Fee (the  "Servicing
Fee") and the applicable Servicing Fee Rate (the "Servicing Fee Rate") payable to each Servicer, and other related fees (in the aggregate, the "Administrative Fees").

     The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator from the Securities Administrator's compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts including the fees of any subservicer hired by a Servicer will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described below under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate (such excess, "Foreclosure Profits"). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and
Servicing   Agreement--Periodic   Advances  and   Servicing   Advances"  in  the
Prospectus.

     Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid by the Trustee, with reimbursement therefor from the Issuing Entity. The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investments of funds on deposit in the Master Servicer Custodial Account. The Securities Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

     The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the Prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans--The Servicers," and "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer."

     The Term Sheet will specify any other fees or alternative fee arrangements other than discussed above.

Voting Rights

     Voting rights for certain actions specified in the Pooling and Servicing Agreement will be described in the base prospectus.

     The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

     The "Percentage Interest" of a Certificate of a class (other than a class of Exchangeable REMIC or Exchangeable Certificates or a class of special retail certificates) is generally the percentage obtained by dividing the initial principal balance (or initial notional amount) of such Certificate by the initial class balance (or initial notional amount) of such class. The Percentage Interest of a Certificate of a class of Exchangeable REMIC or Exchangeable

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Certificates  or a  class  of  special  retail  certificates  is the  percentage obtained by dividing the current principal balance (or current notional amount) of such Certificate by the current class balance (or current notional amount) of such class.

                           DESCRIPTION OF CERTIFICATES

     The Certificates will be described generally in the Term Sheet and the terms of any class of Senior Certificates will be described in the Term Sheet. Certain classes of the Subordinate Certificates will be Offered Certificates, as described in the Term Sheet. Such classes of Subordinate Certificates may be referred to as the "Offered Subordinate Certificates."

     The "Final Scheduled Distribution Date" for the Offered Certificates will be as set forth in the Term Sheet. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

Denominations and Form

     Except as otherwise provided in the Term Sheet, the Offered Certificates (other than the Residual Certificate, if offered) will be issuable in book-entry form only (the "Book-Entry Certificates"). The Residual Certificate will be issued in definitive, fully-registered form (such form, the "Definitive Certificates"). The Term Sheet will set forth the original Certificate form, the minimum denomination and the incremental denomination of each class of Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than their minimum denominations. A single certificate of each class may be issued in an amount different than (but not less than) the applicable minimum denomination described in the Term Sheet.

Distributions--General

     Distributions on the Certificates will be made on the Distribution Date set forth in the Term Sheet (or, if not a business day, the next business day, each such date being a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date") or such other Record Date as is set forth in the Term Sheet.

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator or certificate registrar, as applicable, in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee or Securities Administrator, as applicable. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of Certificates--Book-entry Form" in the Prospectus.

Distributions on the Shifting Interest Certificates

     Pool Distribution Amount

     The "Pool Distribution Amount" for each Loan Group, other than an Overcollateralized Loan Group, with respect to any Distribution Date will be determined by reference to amounts received in connection with the Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the pooling and servicing agreement or the related servicing agreement, unless otherwise provided in the Term Sheet, and will generally be equal to the sum of:

     (a) all scheduled installments of interest (net of the related Administrative Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such

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

          Distribution   Date   occurs  and   received   prior  to  the  related
          Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

     (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, "Liquidation
          Proceeds"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

     (c) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of that Distribution Date;

     (d) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Issuing Entity by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

     (e) any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the prior calendar month with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "Reimbursement Amount"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

     Priority of Distributions

     The aggregate amount available for distribution to the Certificates of any Group, other than an Overcollateralized Loan Group, on a Distribution Date (except, in the case of any Group that is part of a Crossed Group, to the extent of cross-collateralization payments) will be the Pool Distribution Amount for the related Loan Group. The Subordinate Certificates related to a Stacked Group will be entitled to distributions from the Pool Distribution Amount for the related Loan Group and the Subordinate Certificates related to a Crossed Group will be entitled to distributions from the Pool Distribution Amounts for the related Loan Groups.

     Unless otherwise described in the Term Sheet, on each Distribution Date, the Pool Distribution Amount for each Loan Group, other than an Overcollateralized Loan Group, will be allocated in the following order of priority (the "Pool Distribution Amount Allocation"):

     (a)  to the Senior Certificates of the related Group to pay interest;

     (b) to the classes of Senior Certificates of such Group, based on the applicable Senior Principal Distribution Amount, as described below under "--Principal," to pay principal;

     (c) in the case of a Stacked Group, to each class of related Subordinate Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding) and, in the case of any Crossed Group, subject to any payments described under "--Cross Collateralization," to each class of related Subordinate Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding); and

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

     (d) to the Residual Certificate, any remaining amounts, subject to the limitations set forth below under "--Interest" and "--Principal."

     Interest

     The  pass-through   rate  for  each  class  or  component  of  the  Offered
Certificates for each Distribution Date will be as set forth in the Term Sheet.

     Unless otherwise described in the Term Sheet, interest will accrue on each class of interest-bearing Certificates (other than any Interest-Only Certificates comprised of Components and LIBOR-based Certificates) and each interest-bearing Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period"). Interest which accrues on each such class of Certificates or Component during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances or reductions in the notional amounts thereof on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on LIBOR-based Certificates during each one-month period as specified in the Term Sheet (each a "No Delay Interest Accrual Period" and, together with a Regular Interest Accrual Period, an "Interest Accrual Period"). The initial LIBOR-Based Interest Accrual Period will be deemed to have commenced on the date specified in the Term Sheet.

     On each Distribution Date, to the extent of the applicable Pool Distribution Amount, each class of Certificates in a Shifting Interest Loan Group (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be entitled to receive interest (as to each such class or component, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class or component balance or, in the case of any Interest-Only Certificate, the applicable notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

     Any Principal-Only Certificates will not bear interest.

     The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Certificates (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be reduced by the amount of Net Interest Shortfalls for such Distribution Date allocated to such class or component as described below.

     Unless otherwise described in the Term Sheet, with respect to any Distribution Date, the "Net Interest Shortfall" for any Loan Group is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Group as a result of a Relief Act Reduction, and (ii) any Non-Supported Interest Shortfalls relating to such Loan Group. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for a Stacked Group on any Distribution Date will be allocated pro rata among all classes of related Senior Certificates, Components and Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for Loan Groups comprising a Crossed Group on any Distribution Date will be allocated pro rata among all classes of Senior Certificates and Components for all Groups related to such Crossed Group and the related Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. With respect to any Distribution Date, the "Non-Supported Interest Shortfall" for any Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Group for such Distribution Date exceeds the applicable Compensating Interest allocable to such Loan Group for such Distribution Date. See "The Pooling and

Servicing Agreement and the Servicing Agreements--Compensating Interest" in this
Disclosure   Supplement   and   "Certain   Legal   Aspects   of   the   Mortgage
Loans--Servicemembers Civil Relief Act and Similar Laws" in the Prospectus.

     Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the related Subordinate Certificates (in reverse order of seniority beginning with the class of such Subordinate Certificates with the lowest payment priority) will result from the priority of distributions first to the Senior Certificates of the related Group and then to the related classes of Subordinate Certificates (in order of seniority), of the applicable Pool Distribution Amount as described above under "--Priority of Distributions."

     After the applicable Senior Credit Support Depletion Date, the Senior Certificates of a Group will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance immediately prior to such Distribution Date.

     If on a particular Distribution Date, the applicable Pool Distribution Amount or Amounts applied in the order described above under "--Priority of Distributions" or in the Term Sheet is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     Under certain circumstances, the unpaid interest amounts for a Group of Senior Certificates in a Crossed Group will be payable from amounts otherwise distributable as principal on the related Subordinate Certificates in reverse order of seniority. See "--Cross-Collateralization" in this Disclosure Supplement.

     Interest-Only Certificates will have no class balance. The Components related to any class of Interest-Only Certificates will have no component balance. The notional amount of any class of Interest-Only Certificates comprised of components will be equal to the sum of the notional amounts of the related Components. The notional amount of any other class of Interest-Only Certificates and the notional amounts of any Components will be as set forth in the Term Sheet.

     Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for any accreting class of Certificates will accrue on such class, but all or a portion of such amount may not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described the Term Sheet.

     The "Accretion Termination Date" for any accreting class of Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balance of the related accretion-directed classes of Certificates has been reduced to zero and (ii) the related Senior Credit Support Depletion Date.

     The "component balance" of each PO Component at any time will generally equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component.

     The "class balance" of a class of Certificates at any time will generally equal its initial class balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class as described under "--Allocation of Losses."

     The "Group Subordinate Amount" for any Distribution Date and any Loan Group is equal to the excess of the Pool Principal Balance for such Loan Group over the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date.

     The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

     LIBOR

     LIBOR will be determined for any class of Certificates described in the Term Sheet as bearing interest at pass-through rates based on LIBOR by the Securities Administrator as described below. The Securities Administrator will determine LIBOR and the respective pass-through rates for such Certificates for each related Interest Accrual Period (after the first such Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a "LIBOR Determination Date").

     On each LIBOR Determination Date, the Securities Administrator will determine LIBOR for the succeeding LIBOR-Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Reuters Telerate Service.

     If on any LIBOR Determination Date the Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or
(ii) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of (1)/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine LIBOR, such percentage as set forth in the Term Sheet.

     The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and its calculation of the rate of interest applicable to the LIBOR-based Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator.

     Principal

     Unless otherwise described in the Term Sheet, on each Distribution Date, the Principal Amount for a Loan Group, other than an Overcollateralized Loan Group, will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the related Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

     Unless otherwise described in the Term Sheet, the "Principal Amount" for any Distribution Date and any Loan Group, other than an Overcollateralized Loan Group, will equal the sum of:

     (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

     (b)  the  principal  portion of the  Purchase  Price  (net of  unreimbursed
          Advances  and  other  amounts  as to which  the  related  Servicer  is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in such Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional termination of the Issuing Entity as described under "The Pooling and Servicing Agreement and Servicing Agreements--Optional Termination" in this Disclosure Supplement and in the Term Sheet;

     (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the calendar month preceding the month of that Distribution Date;

     (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

     (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of that Distribution Date; and

     (f) all full and partial principal prepayments by mortgagors on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date.

     The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

     Senior Principal Distribution Amount

     Unless otherwise described in the Term Sheet, on each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for each Loan Group, other than an Overcollateralized Loan Group, for such Distribution Date and (b) the Pool Distribution Amount for such Loan Group remaining after distributions of interest on the Senior Certificates of the related Group will be distributed as principal to such Senior Certificates as summarized in the Term Sheet. The distribution priorities for the Senior Certificates of any Group, other than an Overcollateralized Loan Group, will not apply on any Distribution Date on or after the related Senior Credit Support Depletion Date. On each Distribution Date on or after the Senior Support Depletion Date for a Group, other than an Overcollateralized Loan Group, the amount to be distributed as principal of the related Senior Certificates will be distributed concurrently to such Senior Certificates, pro rata, in accordance with their respective class balances immediately prior to such Distribution Date.

     The "Senior Credit Support Depletion Date" for a Group, other than an Overcollateralized Loan Group, is the date on which the aggregate class balance of the Subordinate Certificates related to such Group have been reduced to zero.

     The "Senior Principal Distribution Amount" for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

     (a) the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

     (b)  the  Senior   Prepayment   Percentage  for  such  Loan  Group  of  the
          Unscheduled Principal Payments for that Distribution Date.

     "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     The "Pool Principal Balance" for a Loan Group with respect to any Distribution Date equals the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

     The "Senior Percentage" for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal (i) the sum of the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the such Loan Group for such date.

     The   "Subordinate   Percentage"   for  a  Loan   Group,   other   than  an
Overcollateralized Loan Group, for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

     If a Loan Group is a Shifting Interest Loan Group, the Term Sheet will describe the calculation of the related "Senior Prepayment Percentage" for each Distribution Date. Subject to the description thereof in the Term Sheet, such Senior Prepayment Percentage will provide that all or a portion of the related Subordinate Percentage of Unscheduled Principal Payments on the Mortgage Loans in such Loan Group for a Distribution Date will be distributed to the Senior Certificates of the related Group. Generally, the portion of such Subordinate Percentage of Unscheduled Principal Payments distributed to such Senior Certificates will decrease over time, which decreases will be summarized in the Term Sheet. However, unless otherwise described in the Term Sheet, no decrease in the Senior Prepayment Percentage for a Loan Group will occur if as of any Distribution Date as to which any such decrease applies (x) the outstanding principal balance of all Mortgage Loans in such Loan Group or, in the case of a Loan Group that is part of a Crossed Group, such Crossed Group (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy protection after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group, or in the case of a Loan Group that is part of a Crossed Group, such Crossed Group exceed the percentages of the aggregate class balance of the related Subordinate Certificates, as of the Closing Date (the "Original Subordinate Principal Balance") indicated below:

                                                                 Percentage of
                                                                   Original
                                                                  Subordinate
Distribution Date Occurring In                                 Principal Balance
The first 36 months following the Closing Date.................       20%
37th month through the 96th month following the Closing Date...       30%
97th month through the 108th month following the Closing Date..       35%
109th month through the 120th month following the Closing Date.       40%
121st month through the 132nd month following the Closing Date.       45%
133rd month following the Closing Date and thereafter..........       50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group (or, in the case of a Loan Group that is part of a Crossed Group, such Crossed Group), increasing the relative interest in the related Pool Principal Balance evidenced by the related Subordinate Certificates. Increasing the interest of such Subordinate Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

     The "Subordinate Prepayment Percentage" for a Loan Group, other than an Overcollateralized Loan Group, as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

     If on any Distribution Date the allocation to any class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

     Subordinate Principal Distribution Amount

     Unless otherwise described in the Term Sheet, on each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the related Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amount and the class balances of all such Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amount) of the aggregate Subordinate Principal Distribution Amount for the related Loan Group or, with respect to a Crossed Group, such Crossed Groups, to the extent that the remaining aggregate Pool Distribution Amount for such Loan Group or, with respect to a Crossed Group, such Crossed Group, is, sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the related Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of related Subordinate Certificates with a payment priority lower than such class will be entitled to receive a principal distribution in respect of clause (b) of the aggregate Subordinate Principal Distribution Amounts for the related Loan Group or, with respect to a Crossed Group, such Crossed Group.

     Distributions of principal on each class of Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each such class of Subordinate Certificates in the order of their seniority until each such class has received its respective pro rata share for such Distribution Date.

     The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of related Subordinate Certificates that are more senior than such class, divided by (ii)
(A) the Pool Principal Balance for the related Loan Group or, with respect to a Crossed Group, such Crossed Group immediately prior to such Distribution Date.

     The approximate Fractional Interests for the Subordinate Certificates on the Closing Date will be set forth in the Term Sheet.

     The "Subordinate Principal Distribution Amount" for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

     (a) the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

     (b) the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

     Residual Certificate

     The Residual Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Residual Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the applicable Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

     Cross-Collateralization

     The Term Sheet may indicate that one or more of the Loan Groups in an Issuing Entity may be cross-collateralized. Unless otherwise specified in the Term Sheet, on each Distribution Date prior to the Senior Credit Support Depletion Date for a Crossed Group but on or after the date on which the class balances of the Senior Certificates of a Group in such Crossed Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the related Subordinate Certificates will be paid as principal to the remaining classes of Senior
Certificates of the other Group or Groups in such Crossed Group in accordance with the priorities set forth for the applicable Group in the Term Sheet; provided that on such Distribution Date (a) the Subordinate Percentage for the related Loan Group for such Distribution Date is less than twice the initial Subordinate Percentage for such Loan Group or (b) the average outstanding principal balance of the Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loan in such Loan Group in foreclosure, any REO Property in such Loan Group and any Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the related Subordinate Certificates is greater than or equal to 50%. If the Senior Certificates of two or more Groups in a Crossed Group remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

     In addition, unless otherwise specified in the Term Sheet, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Group in a Crossed Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the
"Aggregate  Crossed Group  Undercollateralized  Group" and any such excess,  the
"Aggregate Crossed Group Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates related to such
Crossed Group in reverse order of their payment priority), will be paid as principal to the Senior Certificates of the related Aggregate Crossed Group Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth in the Term Sheet, until the aggregate class balance of the Senior Certificates of the Aggregate Crossed Group Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group. If two or more Groups in a Crossed Group are Aggregate Crossed Group Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group exceeds the Pool Principal Balance of the related Loan Group.

     Also, unless otherwise specified in the Term Sheet, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to an Aggregate Crossed Group Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Aggregate Crossed Group Undercollateralized Group in accordance with the priorities set forth in the Term Sheet prior to the payment of any Aggregate Crossed Group Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates related to such Crossed Group, in reverse order of their payment priority.

     Allocation of Losses

     Unless otherwise  specified in the Term Sheet, on each  Distribution  Date,
(i) any Realized Loss on a Mortgage Loan in a Loan Group, other than an Overcollateralized Loan Group, will be allocated first to the Subordinate Certificates of the related Group or Crossed Group, in the reverse order of their seniority (beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances.

     Unless otherwise specified in the Term Sheet, such allocation will be effected for a Loan Group, other than an Overcollateralized Loan Group, on each Distribution Date by reducing the class balance of the class of related

Subordinate Certificates then outstanding with the lowest payment priority, if and to the extent that the sum of the class balances of all classes of related Senior Certificates (including, with respect to a Crossed Group, all classes of Senior Certificates related to such Crossed Group) and such Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date for such Loan Group or, with respect to a Crossed Group, the sum of the Adjusted Pool Amounts for all Loan Groups comprising such Crossed Group.

     After the applicable Senior Credit Support Depletion Date, unless otherwise specified in the Term Sheet, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates of each related Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Group pro rata based on their respective class balances.

     If your Certificate is part of a class of Super Senior Support Certificate, then, after the applicable Senior Credit Support Depletion Date, the class balance of such class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the principal portion of Realized Losses allocated to the related class or classes of Super Senior Certificates that are indicated in the Term Sheet.

     In the event an amount is received with respect to a Mortgage Loan in a Loan Group, other than an Overcollateralized Loan Group, as to which a Realized Loss had previously been allocated to a class of Certificates (a "Recovery"), such Recovery will be distributed to the Senior Certificates of the related Group and the then-outstanding Subordinate Certificates of such Group or any related Crossed Group in the same manner as Liquidation Proceeds are distributed.

     In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

     "Bankruptcy  Losses"  are  losses  that are  incurred  as a result  of Debt
Service Reductions or Deficient Valuations. As used in this Disclosure Supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

     With respect to any Distribution Date, the "Adjusted Pool Amount" for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

Distributions on the Overcollateralized Certificates

     Distributions   to   holders   of  each   class  of   Certificates   in  an
Overcollateralized Group generally will be made on each Distribution Date from the sum of any Interest Remittance Amount and Principal Remittance Amount.

Interest

     On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Master Servicer, the Securities Administrator will distribute the Interest Remittance Amount in the order of priority, to the extent available, set forth in the Term Sheet.

     "Accrued Certificate Interest" for each class of Certificates in an Overcollateralized Group and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Certificates at the applicable pass-through rate described in the Term Sheet, minus each class' Interest Percentage of Relief Act Reductions related to any Mortgage Loans in an Overcollateralized Loan Group for such Distribution Date.

     The "Interest Remittance Amount" will be as described in the related Term Sheet.

     The "Interest Percentage" is, with respect to any class of Offered Certificates in an Overcollateralized Group and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Offered Certificates in an Overcollateralized Group with respect to such Distribution Date and without regard to Relief Act Reductions.

     LIBOR

     The Offered Certificates in an Overcollateralized Group may bear interest at interest rates based on LIBOR by the Securities Administrator as described above in "Description of Certificates--Distributions on the Shifting Interest Certificates--LIBOR."

     Principal

     With respect to each Distribution Date principal will be allocated among and distributed in reduction of the class balances of the Overcollateralized Certificates in the order of priority set forth in the Term Sheet.

     The "Principal Remittance Amount" will be as described in the related Term Sheet.

         Application of Monthly Excess Cashflow Amounts

     The weighted average Net Mortgage Interest Rate for the Mortgage Loans in an Overcollateralized Loan Group is generally expected to be higher than the weighted average of the interest rates on the Certificates in an Overcollateralized Group, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on such Certificates. The "Monthly Excess Interest Amount" for any Distribution Date will be the amount by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Certificates in an Overcollateralized Group in respect of Accrued Certificate Interest and Interest Carryforward Amounts.

     If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group without giving rise to a corresponding reduction of the aggregate class balance of the Offered Certificates in an Overcollateralized Group). The cashflow priorities for the Offered Certificates in an Overcollateralized Group in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, a portion of the Principal Remittance Amount for such Distribution Date will not be passed through as a distribution of principal on the Offered Certificates in an Overcollateralized Group on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates in an Overcollateralized Group relative to the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Offered Certificates in an Overcollateralized Group therefore releases a limited portion of the overcollateralization from the Issuing Entity.

     On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal
Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates in an Overcollateralized Group is the "Monthly Excess Cashflow Amount," which is required to be applied in the order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date, set forth in the Term Sheet.

     Allocation of Losses

     Unless otherwise specified in the Term Sheet, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Certificates in an Overcollateralized Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date, such excess will be allocated in reduction of the class balances of the Subordinate Certificates of the related Group, in the reverse order of their seniority (beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until their respective class balances are reduced to zero. In addition, after the class balances of the senior most Subordinate Certificates have been reduced to zero, if after giving effect to the distribution of the Principal Distribution Amount and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Senior Certificates in an Overcollateralized Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date, such excess will be allocated in reduction of the class balance of any class of Super Senior Support Certificates. Any such reduction of a class balance will not be reversed or reinstated (except in the case of Recoveries). However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described below or from a Supplemental Interest Trust, according to the priorities set forth in the Term Sheet. Such subsequent payments will be applied sequentially to the Subordinate Certificates in order of their priority. The class balances of the Senior Certificates (other than any class of Super Senior Support Certificates) will not be reduced by any of these realized loss amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans in an Overcollateralized Loan Group to pay the related Senior Certificates all interest and principal amounts to which they are entitled.

     Unless otherwise specified in the Term Sheet, if Recoveries are received on the Mortgage Loans in an Overcollateralized Loan Group, they will be included as part of the Principal Remittance Amount for the Distribution Date in the calendar month after they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the allocated realized loss amounts for the class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the allocated realized loss amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

     Certificate Interest Rates

     Interest for each Distribution Date on or prior to the Optional Termination Date for the Mortgage Loans in an Overcollateralized Loan Group will accrue on the Offered Certificates in the related Overcollateralized Group during the related Interest Accrual Period at a per annum rate set forth in the Term Sheet (the "Pass-Through Rate"). During each Interest Accrual Period relating to the

Distribution Dates after the Optional Termination Date with respect to the Mortgage Loans in an Overcollateralized Loan Group, each of the certificate margins on the Certificates in the related Overcollateralized Group will be "stepped-up" to the applicable margin set forth in the Term Sheet if the optional termination right is not exercised.

     The "Overcollateralized Cap" or "Cap" for any Distribution Date and for the Certificates in an Overcollateralized Group will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the average of the Net Mortgage Interest Rates for the Mortgage Loans in an Overcollateralized Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in an Overcollateralized Loan Group on the due date in the month preceding the month of such Distribution Date less, in the case of a transaction with an Interest Rate Swap Agreement,
(y) any Net Swap Payment or Swap Termination Payment, if any, deposited into the Supplemental Interest Trust for payment to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider multiplied by 12, and the denominator of which is equal to the Stated Principal Balances of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date.

     If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate in an Overcollateralized Group is based on the Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate (without regard to the Cap) over (ii) the amount of interest such class received on such Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate on such class) will be the "Cap Carryover Amount." On the Closing Date, any Cap Carryover Amount will be paid from amounts in the Cap Carryover Reserve Account, the Swap Account or other account as specified in the Term Sheet.

     On the Closing Date, the Securities Administrator will establish the Cap Carryover Reserve Account ("Cap Carryover Reserve Account") pursuant to the Pooling and Servicing Agreement from which distributions in respect of Cap Carryover Amounts on the Offered Certificates in an Overcollateralized Group will be made. Distributions in respect of Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

The Yield Maintenance Agreement

     If the Term Sheet provides for a yield maintenance agreement, the Securities Administrator, on behalf of the Issuing Entity, will enter into a yield maintenance agreement (the "Yield Maintenance Agreement") with a counterparty (the "Counterparty"), which will be primarily for the benefit of the class or classes of Certificates specified in the Term Sheet (each, a "Yield Maintenance Class"). Certain information regarding the Counterparty will be described in the Term Sheet.

     With respect to each Distribution Date described in the Term Sheet, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds a rate per annum set forth the Term Sheet (the "Strike Rate"), the Counterparty will be obligated to pay to the Securities Administrator the Yield Maintenance Agreement Payment. The "Yield Maintenance Agreement Payment" for any Distribution Date will be an amount specified in the Term Sheet.

     Amounts received on the Yield Maintenance Agreement will not be available to make distributions on any class of Certificates other than a specified Yield Maintenance Class.

     The Yield Maintenance Agreement will be subject to early termination upon a failure of the Counterparty to make a Yield Maintenance Agreement Payment when due, after a grace period expires, or upon the occurrence of certain bankruptcy or insolvency events with respect to the Counterparty. The Yield Maintenance Agreement also will be subject to early termination upon the occurrence of certain termination events set forth therein, including certain events causing it to become unlawful to make or receive a Yield Maintenance Agreement Payment or requiring the Counterparty to pay withholding or other tax amounts to the Securities Administrator in respect of Yield Maintenance Agreement Payments and certain additional termination events.

     If a Ratings Event occurs and is continuing with respect to the Counterparty, then the Counterparty will be required to use reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a replacement counterparty, subject to satisfaction of the related Rating Agency Condition. Unless such a transfer has occurred within twenty Business Days after the occurrence of a Ratings Event, the Counterparty will be required to post collateral to secure its obligations under the Yield Maintenance Agreement. A "Ratings Event" will occur with respect to the Counterparty if the long-term and short-term senior unsecured debt ratings of the Counterparty cease to be as required by each Rating Agency. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when each Rating Agency has confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the related Certificates.

     Any failure by the Counterparty to post such collateral or to transfer its rights and obligations to a replacement will be an additional termination event as to which the Securities Administrator may terminate the Yield Maintenance Agreement. In addition, it will be an additional termination event, as to which the Counterparty may terminate the Yield Maintenance Agreement, if any amendment or supplement to the pooling and servicing agreement or any other document pertaining to a Yield Maintenance Class is made without the prior written consent of the Counterparty, unless such amendment or supplement would not (i) adversely affect any of the Counterparty's rights or obligations under the Yield Maintenance Agreement or (ii) modify the Securities Administrator's obligations, or impair the ability of the Securities Administrator to fully perform any of its obligations, under the Yield Maintenance Agreement.

     Upon an early termination of the Yield Maintenance Agreement, the Securities Administrator will be required to use reasonable efforts to replace the Yield Maintenance Agreement with one furnished by a replacement counterparty. The Securities Administrator will hold in trust any amount that is paid to it by the Counterparty upon an early termination of the Yield
Maintenance Agreement and will apply such amount to the purchase of the replacement yield maintenance agreement. If any portion of such amount cannot be so used (either because a replacement yield maintenance agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Securities Administrator will deposit such portion in the Reserve Fund.

     The Yield Maintenance Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the Yield
Maintenance Agreement, and the Counterparty may assign its rights and obligations under the Yield Maintenance Agreement to any entity so long as the Rating Agency Condition is satisfied. The Yield Maintenance Class will not represent obligations of the Counterparty. The holders of the Yield Maintenance Class are not parties to or beneficiaries under the Yield Maintenance Agreement and will not have any right to proceed directly against the Counterparty in respect of its obligations under the Yield Maintenance Agreement.

The Reserve Fund

     If the Term Sheet provides for a Yield Maintenance Agreement, the Securities Administrator will establish a separate trust account (the "Reserve Fund"), or other account as specified in the term sheet, for deposit of any Yield Maintenance Agreement Payments that it may receive under the Yield Maintenance Agreement. In addition, pursuant to the Pooling and Servicing Agreement, the Securities Administrator may establish a Reserve Fund for the payment of basis risk carryover amounts irrespective of whether the Securities Administrator on behalf of the Issuing Entity enters into a Yield Maintenance Agreement. Each Reserve Fund will be owned by the Issuing Entity but will not be an asset of any REMIC.

     On or before each Distribution Date, the Securities Administrator will deposit in the Reserve Fund any Yield Maintenance Agreement Payment for the related Interest Accrual Period. Such Yield Maintenance Agreement Payment received on or before a Distribution Date will be distributed to the related Yield Maintenance Class on such Distribution Date.

     The  Yield  Maintenance  Agreement  Payment  will be set  forth in the Term
Sheet.

Interest Rate Swap Agreement and the Swap Account

     The Interest Rate Swap Agreement

     On or before the Closing Date, if specified in the related Term Sheet, the Supplemental Interest Trust Trustee may enter into the Interest Rate Swap Agreement with the Swap Provider. Such Interest Rate Swap Agreement will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

     Under the Interest Rate Swap Agreement, a net payment will be required to be made on or before each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the floating amount exceeds the corresponding fixed amount.

     The Interest Rate Swap Agreement will terminate immediately after the Distribution Date set forth in the Term Sheet, unless terminated earlier upon the occurrence of a Swap Default or a Termination Event.

     The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

     Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Interest Rate Swap Agreement), all as set forth in the Interest Rate Swap Agreement.

     Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to the holders of the Certificates in an Overcollateralized Group.

     Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the Depositor will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

     Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider or credit support provider or (3) establish any other arrangement acceptable to the Rating Agencies and the

Supplemental Interest Trust Trustee (such consent by such Supplemental Interest Trust Trustee not to be unreasonably withheld), unless the Rating Agencies confirm their then current ratings on the Certificates.

     The "Downgrade Provision" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

     "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the 1992 Master Agreement (Multicurrency-Cross Border) or 2002 Master Agreement, each as published by the International Swaps and Derivative Association, Inc. (the "ISDA Master Agreement"), as modified by the Interest Rate Swap Agreement:

     o    "Failure to Pay or Deliver,"

     o    "Bankruptcy" and

     o    "Merger without Assumption,"

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

     The "Swap Account" means a segregated trust account for the benefit of the holders of the Certificates related to an Overcollateralized Group in which payments owed to or received from the Swap Provider will be deposited.

     A "Swap Default" means an Event of Default under the Interest Rate Swap Agreement.

     A "Swap Early Termination" means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

     The "Swap Provider" is set forth in the Interest Rate Swap Agreement.

     A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

     The "Swap Termination Payment" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

     A "Termination Event" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the Additional Termination Events described below:

     o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

     o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

     o "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 ISDA Master Agreement or 5(b)(i), 5(b)(iii) and 5(b)(iv) of the 2002 ISDA Master Agreement.

     In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the Mortgage Loans in an Overcollateralized Loan Group and any failure to comply with the Downgrade Provisions.

     The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

     The Sponsor believes that the maximum probable exposure to the Swap Provider under any Interest Rate Swap Agreement will be less than 10% of the initial class balances of the applicable Certificates in an Overcollateralized Group. If such exposure equals or exceeds 10%, appropriate disclosure will be provided in the Term Sheet.

     The Swap Account

     On or before the Closing Date, if specified in the related Term Sheet, the Securities Administrator, in its capacity as trustee (the "Supplemental Interest Trust Trustee") of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the "Supplemental Interest Trust") will enter into an Interest Rate Swap Agreement with the Swap Provider for the benefit of the holders of Certificates in an Overcollateralized Group only. Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling and Servicing Agreement. The Supplemental Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payment, if any, payable by the Supplemental Interest Trust Trustee to the Swap Provider on such Distribution Date. Also, on each Distribution Date, the Supplemental Trust Trustee shall deposit into the Swap Account the Net Swap Payment, if any, received by the Supplemental Interest Trust Trustee from the Swap Provider on such Distribution Date.

     On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow and withdrawals from the Cap Carryover Reserve Account, the Supplemental Interest Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Certificates in an Overcollateralized Group, amounts in the order of priority described in the related Term Sheet.

The Supplemental Interest Trust Trustee

     The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

Restrictions on Transfer of the Residual Certificate

     The Residual Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through

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Entity  (other  than  an  "electing  large   partnership"  (as  defined  in  the
Prospectus)) with respect to the Residual Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

     The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Residual Certificate may be transferred to or registered in the name of any person unless:

o the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Residual Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

o the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Residual Certificate as such taxes become due and (d) will not transfer the Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

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

               (i)  the  present  value  of  any  consideration   given  to  the
                    transferee to acquire the interest;

               (ii) the present value of the expected  future  distributions  on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

               (ii) the  transferee  must agree in writing  that any  subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

               (iii) the facts and  circumstances  known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling and Servicing Agreement will not require that transfers of the Residual Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Residual Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In  addition,   the  Residual  Certificate  may  not  be  purchased  by  or transferred to any person that is not a U.S. Person, unless:

o such person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

o the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

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

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

     The Residual Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

     See "ERISA Considerations" in this Disclosure Supplement and "Benefit Plan Considerations" in the Prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     Considerations With Respect to Shifting Interest Groups

     Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the related Subordinate Certificates (beginning with the class of Subordinate Certificates with the lowest payment priority) and then by the Senior Certificates of the related Group.

     Net Interest Shortfalls will adversely affect the yields on the Senior Certificates entitled to distributions of interest and the Subordinate Certificates of the related Group. In addition, losses generally will be borne first by the Subordinate Certificates of the related Group, as described in this Disclosure Supplement under "Description of the Certificates--Allocation of Losses." The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

     Except with respect to any Floating Rate Certificates, Inverse Floating Rate Certificates or other classes of Certificates with a No Delay Interest Accrual Period specified in the related Term Sheet, the effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the Distribution Date (or, if not a business day, the next business day) set forth in the Term Sheet of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates of the related Group entitled to payments of principal and the Subordinate Certificates of the related Group, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the Prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

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

o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

o Certain of the Mortgage Loans may be Interest-Only Mortgage Loans. At the end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered
Certificate purchased at a discount, particularly any Principal-Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group (or on any Discount Mortgage Loans, in the case of any ratio strip Principal-Only Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, particularly an Interest-Only Certificate (which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the related Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     Considerations With Respect to Overcollateralized Groups

     The yields to maturity and weighted average lives of the Certificates in an Overcollateralized Group will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of principal payments on the related Mortgage Loans, the allocation of the Interest Remittance Amount and Principal Remittance Amount to various classes of such Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of such Certificates.

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Certificates in an Overcollateralized Group will be affected by the rate of defaults resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of a Certificate in an Overcollateralized Group calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Mortgage Loans.

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Certificates in an Overcollateralized Group will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor, the Originator or the Depositor).

     Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties, or purchase in connection with optional termination) will result in distributions on the related Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to

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

which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The weighted average life and yield to maturity of each class of Certificates in an Overcollateralized Group will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the related Mortgage Loans and applied in reduction of the class balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Certificates in an Overcollateralized Group will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans in an Overcollateralized Loan Group at such time (i.e., the extent to which interest on such Mortgage Loans is accruing on a higher Stated Principal Balance than the aggregate class balance of the related Certificates); (ii) the delinquency and default experience of such Mortgage Loans; and (iii) the level of the applicable Index for such Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Certificates in an Overcollateralized Group, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

     The Mezzanine and Subordinate Certificates in an Overcollateralized Structure are not expected to receive any principal distributions until at least the Distribution Date three years from the closing date (unless the class balances of the Senior Certificates in such Overcollateralized Structure are reduced to zero prior thereto). As a result, the weighted average lives of the Mezzanine and Subordinate Certificates in an Overcollateralized Structure will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that Realized Losses will be allocated to one or more classes of such Mezzanine or Subordinate Certificates.

     General

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Rate Ceiling also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Mortgage Loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the Mortgage Loans are subject to adjustment on each Adjustment Date. Further, a majority of the Mortgage Loans will not have their initial Adjustment Date for three to ten years after their origination. The Mortgage Loans may be subject to greater rates of prepayment they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage interest rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

     The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market

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interest  rates are only slightly less than the mortgage  interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans may require that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period.
Prepayment premiums will either be retained by the applicable Servicer as additional compensation or paid to the holder of the Class P Certificate, as specified in the related Term Sheet. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See the related Term Sheet and "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this Disclosure Supplement for a description of optional termination of the Mortgage Loans. The Depositor, the Sponsor or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the applicable Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

Assumptions Relating to Tables

     Certain tables set forth in the Term Sheet (the "Decrement Tables") have been prepared on the basis of specified assumptions (the "Modeling Assumptions") described in the your Term Sheet.

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

     Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, CPR or PSA, see the Decrement Tables in your Term Sheet.

     Prepayments  on  mortgage  loans  are  commonly   measured  relative  to  a
prepayment standard or model. The three prepayment models used in this Disclosure Supplement are the Prepayment Standard Assumption ("PSA"), the

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Constant  Prepayment  Rate  ("CPR")  and  the  Prepayment  Curve  ("PPC").   PSA
represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables in Appendix B, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The PPC represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% PPC assumes a prepayment rate of 6.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.2727272727% CPR in each month thereafter until 20.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC assumes a constant prepayment rate of 20.00% CPR each month. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables have been prepared on the basis of the Modeling Assumptions described in the Term Sheet. There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of PSA, CPR or PPC until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of PSA, CPR or PPC specified.

     Based upon the Modeling Assumptions, the Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of PSA, CPR or PPC.

Yield on the Residual Certificate

     The after-tax rate of return to the holder of the Residual Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Residual Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of expected

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distributions  on your  Residual  Certificate  and of any tax benefits  that may arise with respect to it. Accordingly, the after-tax rate of return on the Residual Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own the Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this Disclosure Supplement and in the Prospectus.

Yield on the Subordinate Certificates

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates (in increasing order of their seniority beginning with the Subordinate Certificate with the highest payment priority then outstanding), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group or Loan Groups. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group or Loans Groups is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group or Loans Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Realized Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the class balance of the applicable class of Subordinate Certificates (as described in this Disclosure Supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the class balance of the class of Subordinate Certificates then outstanding (beginning with the class of Subordinate Certificates with the lowest payment priority) if and to the extent that (i) the aggregate class balance of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the sum of the Adjusted Pool Amount (in a Shifting Interest Structure) or (ii) there are Realized Losses to be applied to the Subordinate Certificates on a Distribution Date (in an Overcollateralized Structure). As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. In addition, in a Shifting Interest Transaction, the yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the related Senior Certificates entitled to receive payments of principal, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts and distribution of funds to the Senior Certificates of a Group in related to the Shifting Interest Loan Group.

Yield Considerations with Respect to the Offered Subordinate Certificates

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in the Term Sheet, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the related tables in your Term Sheet, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the related tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

                                 CREDIT SUPPORT

     The Term Sheet will describe the credit support to be provided for the classes of Offered Certificates.

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                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of any Reserve Fund, any Interest Rate Swap Agreement, any Swap Account, any Supplemental Interest Trust, any Cap Carryover Reserve Account and any Yield Maintenance Agreement and payments thereunder) as one or more separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code. Any Reserve Fund, Interest Rate Swap Agreement, Swap Account, Supplemental Interest Trust, Cap Carryover Reserve Account or Yield Maintenance Agreement will not be an asset of any REMIC elected by the Issuing Entity.

o The Offered Certificates (other than as described below) other than any offered Residual Certificate will constitute "regular interests" in a REMIC.

o Generally, for any Class of Offered Certificates that is a Component Certificate, each Component, rather than the Class itself, will constitute the "regular interest" in the related REMIC.

o A Residual Certificate will represent the sole "residual interest" in each related REMIC elected by the Issuing Entity.

o An Offered Certificate that has a right to receive payments in respect of Cap Carryover Amounts will represent two separate assets for federal income tax purposes: (i) a "regular interest" in a REMIC and (ii) the right to receive payments in respect of such Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a Supplemental Interest Trust.

     For purposes of the following discussion, (i) the "regular interest" portion of a Certificate is a "Regular Interest" and (ii) the right to receive payments in respect of any Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a Supplemental Interest Trust is a "Notional Principal Arrangement."

     Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of Section 860D of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

Regular Interests

     The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Interest must be reported under an accrual method of accounting.

     Certain of the Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. Any Interest-Only Certificate or Principal-Only Certificate will be issued with original issue discount. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder's purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder. Holders of such Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the Prospectus. For

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

purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at such rate or rates as set forth in the Term Sheet. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     Holders of the Certificates in an Overcollateralized Group subject to a Notional Principal Arrangement must allocate their basis between their Regular Interest and their Notional Principal Contract Arrangement as set forth below under "-- Taxation of Notional Principal Contract Arrangements." The Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate in an Overcollateralized Group to which it corresponds. As a result of the foregoing, the amount of distributions on the Regular Interest may exceed the actual amount of distributions on the Offered Certificate in an Overcollateralized Group.

     The Regular Interest (but not the Notional Principal Contract Arrangement) portion of an Offered Certificate will be treated as regular interests in a REMIC under Section 860G of the Code as stated above. Accordingly, to the extent described in the Prospectus:

o such Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

o such Regular Interests will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

o such Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code; and

o such Regular Interests will be treated as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

     However, in an Overcollateralized Group, no portion of an Offered Certificateholder's basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Certificates in an Overcollateralized Group subject to a Notional Principal Arrangement generally are not suitable investments for inclusion in another REMIC.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

Taxation of the Notional Principal Contract Arrangements

     General

     Each holder of an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement will be treated for federal income tax purposes as having entered into a notional principal contract on the date it purchases its Certificate.

     In general, any such holders must allocate the price they pay for such Offered Certificates in an Overcollateralized Group between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid or received by such holders. Any such holder will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates in an Overcollateralized Group are encouraged to consult

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

their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the "Notional Principal Contract Regulations") treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

     Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates in an Overcollateralized Group.

     Any payments in excess of the amounts payable on the corresponding Regular Interest made to a beneficial owner of an Offered Certificate in an
Overcollateralized Group that is subject to a Notional Principal Arrangement will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered Certificate in an Overcollateralized Group to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the related Reserve Fund, Swap Account, Cap Carryover Account or Supplemental Interest Trust, as applicable, pursuant to the Interest Rate Swap Agreement or Yield Maintenance Agreement, as applicable, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates in an Overcollateralized Group that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A Certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a Certificateholder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement in computing the Certificateholder's alternative minimum tax liability.

     It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the applicable holders of the Certificates in an Overcollateralized Group that are subject to the Notional Principal Arrangement, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Certificates in an Overcollateralized Group that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

     Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate in an Overcollateralized Group that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional Principal Contract

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

Regulations. It is anticipated that the related Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

     Termination Payments

     Any amount of sales proceeds that is considered to be allocated to the selling Certificateholder's rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Certificate in an Overcollateralized Group would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate in an Overcollateralized Group. Such holder of an Offered Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

     Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

Residual Certificate

     If you hold the Residual Certificate, you must include the taxable income of each of the REMICs in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Residual Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each of the REMICs. The Holder of the Residual Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

     You should consider carefully the tax consequences of any investment in the Residual Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Residual Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark to Market Regulations" in the Prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the Prospectus.

Backup Withholding and Reporting Requirements

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" in the Prospectus.

     The Trustee or Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates (other than the Residual Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee or Securities Administrator. (The Trustee or Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Reporting Requirements" in the Prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to ERISA, the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Benefit Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan Considerations" in the Prospectus.

     The U.S. Department of Labor has extended to Banc of America Securities LLC ("Banc of America Securities") an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the Prospectus.

     The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Residual Certificate and exclusive of any right of the Offered Certificates in an Overcollateralized Group to receive payments from a Supplemental Interest Trust) by the Benefit Plans to which it applies, provided, that all conditions of the Exemption other than those within the control of the investors will be met.

     For so long as the holder of an Offered Certificate in an Overcollateralized Group also holds an interest in a Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate in an Overcollateralized Group without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates in an Overcollateralized Group will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Benefit Plan or other person acting on behalf of or using assets of a Benefit Plan may acquire or hold generally an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement involving an Interest Rate Swap Agreement while the related Supplemental Interest Trust is in existence, unless

(1) such Benefit Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as any such Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement involving an Interest Rate Swap Agreement or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate in an Overcollateralized Group, or interest therein, that either (i) it is not a Benefit Plan or other person acting on behalf of or using the assets of a Benefit Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

     Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Residual Certificate may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or investing assets of a Benefit Plan. See "Description of Certificates--Restrictions on Transfer of the Residual Certificate" in this Disclosure Supplement.

                          REPORTS TO CERTIFICATEHOLDERS

     The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of Certificates--Reports to Certificateholders" in the Prospectus. In addition, the Master Servicer, each Servicer and certain other parties will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor, the compliance statements assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the Prospectus.

     Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

                                  LEGAL MATTERS

     The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                             INDEX OF DEFINED TERMS

Accretion Termination Date.........................36   Interest Accrual Period............................35
Accrued Certificate Interest.......................43   Interest Distribution Amount.......................35
Adjustable-Rate Mortgage Loans.....................22   Interest Percentage................................43
Adjusted Pool Amount...............................42   Interest Remittance Amount.........................43
Adjustment Date....................................23   Interest Settlement Rate...........................37
Administrative Fees................................32   IRA................................................62
Advance............................................30   ISDA Master Agreement..............................48
Aggregate Crossed Group Undercollateralized Amount.41   Issuing Entity.....................................25
Aggregate Crossed Group Undercollateralized             LAMA...............................................24
   Group...........................................41   LIBOR Determination Date...........................37
Appendix............................................7   Liquidated Mortgage Loan...........................42
Banc of America Securities.........................62   Liquidation Proceeds...............................34
Bankruptcy Losses..................................42   Loan Group..........................................4
BBA................................................37   Loan-to-Value Ratio................................22
Benefit Plan.......................................62   Master Servicer....................................26
Book-Entry Certificates............................33   Master Servicer Custodial Account..................29
Cap................................................45   MERS...............................................27
Cap Carryover Amount...............................45   Modeling Assumptions...............................55
Cap Carryover Reserve Account......................45   Monthly Excess Cashflow Allocation.................44
Cap Premium........................................59   Monthly Excess Cashflow Amount.....................44
Certificate Account................................29   Monthly Excess Interest Amount.....................43
Certificates.......................................26   Mortgage File......................................27
class balance......................................36   Mortgage Loan Purchase Agreement...................22
Collateral Annex....................................7   Mortgage Loans.....................................22
Compensating Interest..............................30   Mortgage Pool......................................22
component balance..................................36   Net Interest Shortfall.............................35
Counterparty.......................................45   Net Mortgage Interest Rate.........................37
CPR................................................56   Net Swap Payment...................................47
Credit Scores......................................23   No Delay Interest Accrual Period...................35
Cross-Collateralized Structure......................4   Non-Supported Interest Shortfall...................35
Crossed Group.......................................4   Notional Principal Arrangement.....................58
Crossed Loan Group..................................4   Notional Principal Contract Regulations............60
Debt Service Reduction.............................42   Offered Subordinate Certificates...................33
Decrement Tables...................................55   One-Month LIBOR....................................24
Deficient Valuation................................42   One-Year CMT.......................................24
Definitive Certificates............................33   One-Year LIBOR.....................................24
Deleted Mortgage Loan..............................28   Original Subordinate Principal Balance.............39
Determination Date.................................30   Originators........................................25
Disclosure Supplement...............................7   Overcollateralized Cap.............................45
Distribution Date..................................33   Overcollateralized Group............................4
Downgrade Provision................................48   Overcollateralized Loan Group.......................4
Eligible Substitute Mortgage Loan..................28   Overcollateralized Structure........................4
Events of Default..................................48   Pass-Through Rate..................................44
Exemption..........................................62   Percentage Interest................................32
Final Scheduled Distribution Date..................33   Periodic Cap.......................................23
Fixed-Rate Mortgage Loans..........................22   PMI Policy.........................................22
Foreclosure Profits................................32   Pool Distribution Amount...........................33
Fractional Interest................................40   Pool Distribution Amount Allocation................34
Gross Margin.......................................23   Pool Principal Balance.............................39
Group...............................................4   Pooling and Servicing Agreement....................26
Group Subordinate Amount...........................36   PPC................................................56
Index..............................................24   Prepayment Interest Shortfall......................30
                                                        Principal Amount...................................37
                                       64

Principal Remittance Amount........................43   Servicing Fee Rate.................................32
Prospectus..........................................7   Shifting Interest Group.............................4
PSA................................................55   Shifting Interest Loan Group........................4
Purchase Price.....................................28   Shifting Interest Structure.........................4
Rate Ceiling.......................................23   Similar Law........................................62
Rate Floor.........................................23   Six-Month LIBOR....................................24
Rating Agency Condition............................46   Stacked Group.......................................4
Ratings Event......................................46   Stacked Loan Group..................................4
Realized Loss......................................42   Stacked Structure...................................4
Record Date........................................33   Stated Principal Balance...........................39
Recovery...........................................42   Strike Rate........................................45
Regular Interest...................................58   Subordinate Percentage.............................39
Regular Interest Accrual Period....................35   Subordinate Prepayment Percentage..................40
Reimbursement Amount...............................34   Subordinate Principal Distribution Amount..........40
Relief Act Reduction...............................35   Substitution Adjustment Amount.....................28
REMIC..............................................58   Supplemental Interest Trust........................49
REMIC Regulations..................................50   Supplemental Interest Trust Trustee................49
Remittance Date....................................29   Swap Account.......................................48
REO Property.......................................30   Swap Default.......................................48
Reserve Fund.......................................46   Swap Early Determination...........................48
Reserve Interest Rate..............................37   Swap Provider......................................48
Scheduled Principal Payments.......................38   Swap Provider Trigger Event........................48
SDA................................................57   Swap Termination Payment...........................48
Securities Administrator...........................26   Telerate page 3750.................................37
Senior Credit Support Depletion Date...............38   Term Sheet..........................................7
Senior Percentage..................................39   Termination Event..................................48
Senior Prepayment Percentage.......................39   U.S. Person........................................51
Senior Principal Distribution Amount...............38   Unscheduled Principal Payments.....................38
Servicer Custodial Account.........................29   Yield Maintenance Agreement........................45
Servicers..........................................26   Yield Maintenance Agreement Payment................45
Servicing Fee......................................32   Yield Maintenance Class............................45

                          TRANSACTION PARTIES APPENDIX

                      Banc of America Funding 2007-A Trust

                Mortgage Pass-Through Certificates, Series 2007-A



                                 THE TRANSACTION

     On the closing date the Sponsor will sell the Mortgage Loans to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, by and among the Depositor, the Servicer and the Trustee.

     The transfer of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates is illustrated below:


               -------------
               |           |
               |  Sponsor  |
               |           |
               -------------
                  |    ^
Mortgage Loans    |    |   Cash                Offered
                  v    |                    Certificates      ---------------
               -------------                                  |             |
               |           | -------------------------------->| Underwriter |
               | Depositor |                                  |             |
               |           |<-------------------------------- ---------------
               -------------                 Cash               |       ^
                  |    ^                                        |       |
Mortgage Loans    |    |                                        |       | Cash
                  v    |   All Certificates             Offered |       |
               -------------                       Certificates |       |
               |           |                                    v       |
               |  Issuing  |                                  ---------------
               |  Entity   |                                  |             |
               |           |                                  |  Investors  |
               -------------                                  |             |
                                                              ---------------


                                  AFFILIATIONS

     Bank of America, National Association ("Bank of America"), which is the Sponsor, a Servicer and an Originator, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

     U.S.  Bank  National   Association   ("U.S.   Bank"),  a  national  banking
association, will act as the trustee and the custodian under the Pooling and Servicing Agreement.

     Wells Fargo Bank, N.A. ("Wells Fargo Bank"), which is a Servicer, the Securities Administrator and the Master Servicer, is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.

                            THE TRUSTEE AND CUSTODIAN

     U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

     U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     On December 15, 2006, U.S. Bank purchased the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. and became successor fiduciary or agent, as applicable, under the client agreements.

     As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,527,900,000.

     The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the applicable Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and
(vii) all other administrative functions as set forth under the Pooling and Servicing Agreement.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     The Trustee will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The Trustee will hold the Mortgage Files in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of September 30, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

     In its capacity as custodian, the Trustee will be responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the certificateholders.

                                 THE ORIGINATORS

     American Home Mortgage Corp., Bank of America, Countrywide Home Loans, Inc., National City Mortgage Co. ("National City"), Pinnacle Financial Corporation, Washington Mutual Bank and Wells Fargo Bank each originated or acquired certain of the Mortgage Loans (in such capacity, each an "Originator").

     For a description of the origination programs of Bank of America and the other Originator who originated 20% or more of the Mortgage Loans, see "--Bank of America, National Association," "--Countrywide Home Loans, Inc." and "--National City Mortgage Co." below.

Bank of America, National Association

     Bank of America has been originating mortgage loans in excess of 25 years.

     Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

          o customers applying for a mortgage at one of Bank of America's banking center locations;

          o    customers applying for a Bank of America mortgage via telephone;

          o customers applying for a mortgage utilizing Bank of America's internet site; and

          o customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

     Bank of America also originates loans indirectly through its wholesale channel where:

          o the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

          o applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

     The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

     The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the Issuing Entity, which were originated by Bank of America during the periods indicated:


                                        Twelve-Months Ended December 31,
                              -------------------------------------------------
                                  2002      2003      2004      2005     2006
     By Number                  522,891   792,496   454,683   394,942  371,079
     By Aggregate Principal
     Balance (in billions)       $88.0    $131.1     $87.5     $86.8    $85.5

Countrywide Home Loans, Inc.

     Countrywide Home Loans, Inc. ("Countrywide Home Loans") is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Except as otherwise indicated, reference in the remainder of this section to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

     Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                               Consolidated Mortgage Loan Production
                                                               -------------------------------------

                                         Ten Months                    Years Ended                               Nine Months
                                          Ended                       December 31,                                  Ended
                                        December 31,                                                            September 30,
                                            2001          2002         2003          2004           2005           2006
                                            ----          ----         ----          ----           ----           ----
                                                 (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    504,975       999,448    1,517,743       846,395       809,630        559,501
  Volume of Loans.......................$    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $   109,872
     Percent of Total Dollar Volume.....      61.7%         59.6%        54.2%         38.2%         34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.......................    137,593       277,626      554,571       509,711       826,178        479,627
  Volume of Loans.......................$    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   148,652
     Percent of Total Dollar Volume.....      17.9%         24.5%        31.4%         38.7%         45.9%          44.5%
FHA/VA Loans
  Number of Loans.......................    118,734       157,626      196,063       105,562        80,528         65,618
  Volume of Loans.......................$    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     9,436
     Percent of Total Dollar Volume.....      11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................    164,503       316,049      453,817       587,046       683,887        519,895
  Volume of Loans.......................$     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    35,229
     Percent of Total Dollar Volume.....       4.5%          4.6%         4.2%          8.5%          8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.......................     43,359        63,195      124,205       250,030       278,112        188,558
  Volume of Loans.......................$     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    30,545
     Percent of Total Dollar Volume.....       4.5%          3.7%         4.6%         11.0%          9.1%           9.2%
Total Loans
  Number of Loans.......................    969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,813,199
  Volume of Loans.......................$   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   333,734
  Average Loan Amount...................$   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1)..........       63%           66%          72%           51%           53%            53%
  Adjustable-Rate Loans(1)..............       12%           14%          21%           52%           52%            48%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

National City Mortgage Co.

     [To be provided.]


                      MORTGAGE LOAN UNDERWRITING STANDARDS

Bank of America's Underwriting Standards

     General Underwriting Standards

     The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

     In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

     Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter. Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

     Desktop Underwriter(R) is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

     Loan Prospector(R) is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

     Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The "loan-to-value ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

     As part of the underwriting evaluation, the applicant's "Debt-to-Income Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

     Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

     Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

     Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

     Under Bank of America's standard documentation process (the "Standard Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

     If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

     In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

     Under Bank of America's "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

     Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R) documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

     Under Bank of America's "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

     Bank of America may originate new mortgage loans under its "All-Ready Home" mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than 12 months). In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the

All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average Life of the Offered Certificates."

     For a description of the No Ratio and Stated Income programs, see "--Alternative Underwriting Standards" below.

     In addition, mortgage applications evaluated by Desktop Underwriter(R) or Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

     Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value,
(iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

     In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

     Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

     Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

     Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

     Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the prospectus.

     Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

     Borrowers Protection Plan(R). Bank of America's Borrowers Protection Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

     The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

     The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

     BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

     Alternative Underwriting Standards

     In addition to the general underwriting standards described above under "--General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

     Bank of America's "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "80/20 Program" provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

Countrywide Home Loans' Underwriting Standards

Note: Loan-to-Value Ratio as used in "Countrywide Home Loans' Underwriting Standards" below has the following meaning:

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

          o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--General" below.

     With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--General" below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     General

     Countrywide Home Loans, Inc., a New York corporation, has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the
Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

     Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.

Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

     Standard Underwriting Guidelines

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     Expanded Underwriting Guidelines

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

National City's Underwriting Standards

     [To be provided.]

                           SERVICING OF MORTGAGE LOANS


     Bank of America (in its capacity as a servicer, a "Servicer") will service certain of the Mortgage Loans originated or acquired by it, American Home Mortgage Corp. and Pinnacle Financial Corporation pursuant to a servicing agreement to be dated the closing date (the "Bank of America Servicing Agreement"). Countrywide Home Loans Servicing LP (in its capacity as a servicer, a "Servicer") will servicer certain of the Mortgage Loans originated or acquired by it pursuant to a master mortgage loan purchase and servicing agreement, dated as of April 1, 2003 (as amended from time to time, the "Countrywide Servicing Agreement"). National City (in its capacity as a servicer, a "Servicer") will servicer certain of the Mortgage Loans originated or acquired by it pursuant to a master seller's warranties and servicing agreement, dated as of September 1, 2003 (as amended from time to time, the "National City Servicing Agreement"). The remaining Mortgage Loans will be serviced by the applicable Originators (in its capacity as a servicer, each a "Servicer") pursuant to various servicing agreements (collectively with the Bank of America Servicing Agreement, the Countrywide Servicing Agreement and the National City Servicing Agreement, the "Servicing Agreements"). Each Servicer may perform any of its obligations under the applicable Servicing Agreement through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the applicable Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

Bank of America's Servicing Experience and Procedures

     General

     Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:



                                           As of                 As of               As of              As of
                                     December 31, 2003     December 31, 2004   December 31, 2005  December 31, 2006
     First Lien Mortgage Loans
     -----      --------------
     By Number                           2,215,425             2,258,581           2,227,378          2,524,364
     By Aggregate Unpaid
     Principal Balance (in billions)        $246.5                $273.1              $296.8             $344.0


     Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor and its affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

     Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

     Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

     Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

     Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

     Delinquencies, Losses, Bankruptcies and Recoveries

     Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

     Property Damage

     Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

     Collections and Loss Mitigation

     Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

     Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

     Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

     Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

     Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency,

Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

     In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

     Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

     During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

     Bankruptcy

     When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

     The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

     Foreclosure

     Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

     Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

Countrywide Home Loans Servicing LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

     Loan Servicing

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

     (a) collecting, aggregating and remitting mortgage loan payments;

     (b) accounting for principal and interest;

     (c)  holding escrow (impound) funds for payment of taxes and insurance;

     (d)  making inspections as required of the mortgaged properties;

     (e) preparation of tax related information in connection with the mortgage loans;

     (f)  supervision of delinquent mortgage loans;

     (g)  loss mitigation efforts;

     (h)  foreclosure  proceedings  and,  if  applicable,   the  disposition  of
          mortgaged properties; and

     (i) generally administering the mortgage loans, for which it receives servicing fees.

     Collection Procedures

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

National City's Servicing Experience and Procedures

     [To be provided.]

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

     Wells Fargo Bank, N.A., a national banking association, will be the master servicer (in such capacity, the "Master Servicer") and the securities administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement.

     Description of Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Master Servicer

     The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer also will review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

     Securities Administrator

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.



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